AMENDED AND RESTATED EMPLOYMENT AGREEMENT
-----------------------------------------


          EMPLOYMENT AGREEMENT (the "Employment Agreement or "Agreement") between Zany Brainy, Inc., a Pennsylvania corporation formerly known as Children's Concept, Inc. (the "Company") and Thomas G. Vellios (the "Employee").

          WHEREAS, the Company desires to employ the Employee in the position of President and Acting C.E.O.; and

          WHEREAS, the Board of Directors intends to elect the Employee to the Board of Directors; and

          WHEREAS, the Company and Employee wish to replace and supersede the Employment Agreement entered into between the Employee and the Company on June 5 and/or 6, 2000.

          NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, agree as follows:

          1.   Employment.  The Company hereby employs the Employee, and the
               ----------
Employee accepts such employment and agrees to perform his duties and responsibilities under this Agreement, in accordance with the following terms and conditions.

          1.1.     Duties and Responsibilities.
                   ---------------------------

               (a) Beginning as of the date the Employee executes this Agreement, and thereafter until this Employment Agreement or Employee's employment terminates, the Employee shall be employed by the Company as President and Acting Chief Executive Officer ("Acting C.E.O."), and he shall perform all duties and accept all responsibilities reasonably related to and consistent with such positions as may be assigned to him by the Board of Directors, and he shall cooperate fully with the Board of Directors and other executive officers of the Company.

               (b) The Employee and the Board of Directors of the Company shall determine prior to February 15, 2001 whether Employee shall be named Chief Executive Officer ("C.E.O.") of the Company.

               (c) The Employee represents to the Company that he is not subject to or a party to any employment agreement, non-competition covenant, understanding or restriction which would prohibit the Employee from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to the Employee by the Company or the scope of assistance to which he may now or in the future provide to affiliates of the Company.

               (d) The Employee shall at all times comply with policies and procedures adopted by the Company for its employees, not inconsistent with the terms of this Agreement, including, without limitation, any procedures and policies adopted by the Company regarding conflicts of interest.

               (e) The duties and responsibilities and reporting relationship set forth in this Agreement shall not be substantially changed without the mutual agreement of the parties.

          1.2. Extent of Service.  The Employee agrees to use his best efforts
               -----------------
to carry out his duties and responsibilities under Section 1.1 of this Agreement and to devote his full business time, attention and energy thereto. Except as provided in Section 4 below, the foregoing shall not be construed as preventing Employee from making investments in other businesses or enterprises, provided that Employee agrees not to serve as a director, officer or advisor of, or to work either on a part-time or independent contracting basis for, any other business or enterprise during his employment with the Company without the prior written approval of the Board of Directors of the Company. Notwithstanding the foregoing, the Employee may provide services as a volunteer or director to charitable, educational or civic organizations, act as a member, director or officer of any industry trade association or group, and he may serve as a trustee, director or advisor to any family companies or trusts, provided that such service does not materially interfere with the performance of his duties to the Company as required under this Agreement.

          1.3. Salary.  For all of the services rendered by the Employee
               ------
hereunder, the Company shall pay Employee, for the fiscal year ended February 3, 2001, an annual salary of $ 338,250.12, less withholdings required by law or agreed to by Employee, payable in installments at such times as the Company customarily pays its other senior officers (but in any event no less often than monthly). The Company agrees that the Employee's base salary and performance will thereafter be reviewed at least annually by the Company on the same basis as other senior level executives to determine if an increase in compensation is appropriate, which increase shall be in the sole discretion of the Company. Except as otherwise provided in this Agreement, and except for the Company's tax withholding obligations required by applicable law, the Employee alone and not the Company shall be responsible for the payment of all federal, state and local taxes in respect of the payments to be made and benefits to be provided under this Agreement or otherwise.

          1.4. Benefits.  During the term of employment the Employee shall be
               --------
provided such benefits and be permitted to participate in all fringe benefit plans made available to employees of the Company generally and to executives of the Company which, from time to time at the Company's discretion may be provided.

          1.5. Incentive Compensation.  In addition to the Employee's base
               ----------------------
salary, the Employee shall be entitled to an annual incentive bonus (the "Incentive Bonus") during the term of his employment based upon the provisions set forth herein.

               For the fiscal year ending February 3, 2001, the Incentive Bonus shall be determined as follows: The Incentive Bonus shall be paid only if
     (a) margin levels meet the levels set forth in the budget approved by the Board of Directors at its July 2000 meeting for the quarter ending February 3, 2001, (b) inventory levels meet the levels set forth in the budget approved by the Board of Directors at its July 2000 meeting for the year ending February 3, 2001 and (c) same store comparable sales for the fourth quarter ending February 3, 2001 meet or exceed the same store comparable sales for the fourth quarter ending January 31, 2000, calculated on a percentage basis. If all of the foregoing are achieved, the amount of the Incentive Bonus shall be two hundred thousand dollars ($200,000). Further, for each one percent increase in same store comparable sales for the fourth quarter ending February 3, 2001 as compared to the fourth quarter ending January 31, 2000, the amount of the Incentive Bonus shall be an additional fifty thousand dollars ($50,000).

          After the fiscal year ending February 3, 2001, the Company agrees that the Employee's Incentive Bonus and performance will thereafter be reviewed at least annually by the Company to determine the amount, if any, Incentive Bonus shall be paid to Employee, which Incentive Bonus shall be in the sole discretion of the Company.

          The Incentive Bonus determined pursuant to this Section will be due and payable not later than April 1 after the end of each calendar year, provided that the Employee was actively employed by the Company on the last day of the calendar year. In the event that Employee's employment is terminated by the Company without cause or by the Employee for Good Reason before the end of any calendar year, then the Incentive Bonus shall be pro rated for such year, and paid not later than April 1 after the end of the year in which termination occurs. If the Employee's employment is terminated by the Company for Cause before the end of any calendar year, then the Employee shall not be entitled to any Incentive Bonus amount for the year in which his employment was terminated.

          1.6. Vacation.  The Employee shall be entitled to up to four (4)
               --------
weeks of vacation per year, to be taken in accordance with the Company's vacation policy as it may be established or amended by the Company from time to time.

          1.7. Stock Incentive Plan and Incentive Stock Option Agreements.  The
               ----------------------------------------------------------
Employee shall be entitled to participate in the Company's Equity Incentive Plan, as modified by this Agreement. In the event of any conflict between the provisions of this Agreement and any existing or future stock option plan or agreement which is applicable to the Employee, the provisions of this Agreement shall control but only as to the Employee, and the Board of

Directors, by approval of this Agreement, hereby agrees only to the Employee that the provisions of this Agreement regarding stock options and other equity awards or interests granted to the Employee shall supersede any conflicting provisions of the Company's 1993 Stock Incentive Plan, the Company's 1998 Equity Incentive Plan and future plans or agreements under which any options or other equity incentives are granted or awarded to the Employee, and the Company will take any and all actions necessary to adopt, confirm and ratify the foregoing. Accordingly, the 1993 Stock Incentive Plan, the 1998 Equity Incentive Plan, the agreements and grants under those plans, and future plans and agreements under which stock options or other equity incentives are granted or award by the Company to the Employee:

     a. a termination for "Cause" shall be deemed to have occurred only if the Employee is terminated for "Cause" as set forth in Section 7.3 of this Agreement;

     b. a "Change of Control" shall be deemed to have occurred only upon the occurrence of any of the events defined as a Change of Control under
          Section 7.6 of this Agreement;

     c. the provisions of Sections 3, 4, 5 and 6 of this Agreement are the only restrictive covenants binding upon the Employee and shall supersede any other restrictive covenant provisions;

     d. all determinations made by the Board of Directors of the Company or any option committee designated by the Board relating to questions of interpretation and application of the Company's 1993 Stock Incentive Plan, the 1998 Equity Incentive Plan and agreements or grants under those plans and any future equity incentive plans corresponding and agreements and grants shall be made reasonably, in good faith, and consistent with the requirements and provisions of this Agreement; and

     e. any controversy, dispute or claim between the Employee and the Company arising out of or related to the 1993 Stock Incentive Plan, the 1998 Equity Incentive Plan, any agreements or grants under those plans and/or any future equity incentive plans and corresponding agreements and grants shall be resolved in accordance with the dispute resolution provisions set forth in Section 13 of this Agreement.

          2.  Expenses.  The Company shall reimburse the Employee on a timely
              ---------
basis for all ordinary and necessary business expenses incurred in the discharge of his duties and responsibilities under this Agreement, in line with Company policy and in accordance with the Company's expense approval procedures then in effect upon presentation to the Company of an itemized account and appropriate written proof of such expenses.

          3.  Confidential Information.  The Employee acknowledges that he will
              ------------------------
have access to confidential information of the Company and its affiliates, including, without limitation, information and knowledge pertaining to research activities, products and services offered, inventions, innovations, designs, ideas, plans, trade secrets, proprietary information, advertising, sales methods and systems, sales and profit figures, customer lists, and relationships between the Company and its customers, suppliers and others who have had or will have business dealings with the Company ("Confidential Information"). Employee acknowledges that such Confidential Information is a valuable and unique asset of the Company and covenants that he will not, either during or after his employment with the Company, disclose any such Confidential Information to, or use of any such Confidential Information for the benefit of, any person or entity other than the Company and/or its affiliates for any reason whatsoever (except as may be required or appropriate for the proper discharge of his duties and responsibilities under this Agreement) without the prior written authorization of the Company's Board of Directors, except as may be required by law. In the event that the Employee is subject to a subpoena or other order of any governmental entity which might seek disclosure of Confidential Information, the Employee shall furnish a copy of such subpoena or order to the Company's General Counsel, or in the General Counsel's absence, to Stephen Goodman, Esquire, as soon as practicable but in no event no later than forty-eight (48) hours after his receipt of such subpoena or order. Confidential Information shall not include (i) information known to Employee before he became employed by the Company, (ii) information in the public domain or known generally in the industry through no fault of Employee, and (iii) information that is not treated by the Company as confidential or is disclosed by the Company to third parties without a duty of confidentiality imposed on such third parties.

          4.   Non-Competition.
               ----------------

          4.1. During his employment by the Company and for a period ending one
(1) year after the last date on which Employee last performs services for the Company (whether or not such services are rendered pursuant to this Agreement), the Employee shall not, directly or indirectly, engage in (as principal, partner, director, officer, agent, employee, consultant, owner, independent contractor or otherwise, with or without compensation) or hold a financial interest in any retailing business that constitutes a competing business operating in the North American continent as defined below. The restrictive period referred to in this paragraph 4.1 shall in no event exceed the length of the Severance Benefit Period (defined below) if the Employee is terminated by the Company without cause or resigns for Good Reason.

          4.2. As used in this Section 4, a "competing business" shall be (i) any business that, at the time of the termination, primarily engages in, or plans to engage primarily in, the sale of any combination of the following children's merchandise: multimedia/educational merchandise, books,
----------
educationally-oriented or specialty market games and toys, audio tapes, videotapes, computer software products and/or arts and crafts supplies (the "Company's Merchandise Assortment") or (ii) any retailing business that, at the time of the termination, dedicates more than 7,500 square feet of its retail selling space to any combination of the Company's Merchandise Assortment in any one store. The 7,500 square foot calculation in subparagraph (ii) of this
Section 4.2 shall exclude mass merchant products of a type not sold by the Company at the time of the determination. The phrase "primarily engages in" used in subparagraph (i) of this Section 4.2 shall mean that sixty-six and two-thirds percent (66.67%) of the merchandise sold by the entity engaged, or to be engaged, in such business is substantially similar to and directly competitive with the children's merchandise sold by the Company.

          4.3. Notwithstanding the restrictions contained in this Section 4, the Employee shall be permitted to own no more than five percent (5%) of the shares of any class of equity securities of a company whose securities are traded on a national securities exchange or The NASDAQ Stock Market.

          5.   No Solicitation.  The Employee agrees that during the term of
               ---------------
this Agreement and for a period ending two (2) years after the Employee last performs services for the Company (whether or not such services are rendered pursuant to this Agreement), he will not, either directly or indirectly, solicit the employment of any person who was employed by the Company on a full or part-time basis at the time the Employee last was employed by the Company unless such person (i) was involuntarily discharged by the Company or such affiliate; or
(ii) voluntarily terminated his or her relationship with the Company or such affiliate prior to the Employee's termination of employment.

          6.   Equitable Relief.
               ----------------

          6.1. Employee acknowledges that the restrictions contained in Sections 3, 4 and 5 of this Agreement, individually and collectively, are reasonable and necessary to protect the legitimate interests of the Company, that the Company would not have entered into this Agreement in the absence of such restrictions, and that any material violation of any provision of those Sections will result in irreparable injury to the Company. The Employee further represents and acknowledges that (i) he has been advised by the Company to consult his own legal counsel in respect to this Agreement; and (ii) that he has, prior to execution of this Agreement, reviewed thoroughly this Agreement with his counsel.

          6.2. The Employee agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as to an equitable accounting of all earnings, profits and other benefits arising from any violation of Sections 3, 4 or 5 above, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of Sections 3, 4 or 5 above should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

          6.3. Subject to Section 13 of this Agreement, the parties irrevocably and unconditionally agree that any (i) suit, action or other legal proceeding arising out of this Agreement, including, without limitation, any action commenced by the Company for preliminary and/or permanent injunctive relief and/or other equitable relief, may be brought in any court of competent jurisdiction in Pennsylvania; (ii) consent to the jurisdiction of any such court in any such suit, action or proceeding; and (iii) waive any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court. The parties also irrevocably and unconditionally consent to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 10 of this Agreement.

          7.   Term and Termination.
               --------------------

          7.1. Generally. This Agreement, and Employee's employment, may be
               ---------
     terminated at the will of either party at any time and for any reason with or without cause, except that the Employee agrees to give the Company at least ninety (90) days written notice of termination prior to the last date on which he performs services for the Company and except as provided in paragraph 7.1(b). herein;

               (a) If both the Employee and the Company determine by February 15, 2001 that Employee should be named C.E.O. of the Company, then the Employee and the Company will try to reach a new employment agreement with a term of three years.

               (b) If either the Company or the Employee determine by February 15, 2001 that Employee should not be named C.E.O. of the Company, or if either the Company or the Employee fail by February 15, 2001 to make a determination whether or not Employee should not be named C.E.O. of the Company, or if the Company and the Employee are unable to reach a new employment agreement under paragraph 7.1(a) herein, then Employee shall continue as President and Acting C.E.O. of the Company until the earlier of
     (1) June 30, 2001 or (2) the date Employee's employment is terminated by the Board of Directors in its sole discretion.

          7.2. Death or Disability of Employee.  This Agreement and the
               -------------------------------
Employee's employment hereunder shall automatically terminate upon the Employee's death or, at the option of the Company by written notice to the Employee, upon the Employee's Disability. "Disability" shall mean the disability of the Employee, within the meaning of subsection 22(e)(3) of the Internal Revenue Code of 1986, as amended, and where the Employee is unable to work for a period of one hundred and eighty (180) days in any 12 month period. Such termination shall take effect the last day of the month following the date of death or the date such notice of termination for Employee's Disability is given. Employee's compensation and other benefits shall continue during the term of the disability through the effective date of termination as set forth above, except that such compensation and benefits shall be reduced by any amounts the Employee receives through any Company-provided disability insurance policy applicable to him.

          7.3. Termination by Company for Cause.
               --------------------------------

          (a)  Definition of Cause.  The Company shall have the right to
               -------------------
terminate the Employee's employment for Cause. For purposes of this paragraph "Cause" shall be limited to the following:

               (i) The Employee's indictment, or conviction for, or plea of nolo contendere to a felony or other crime involving moral turpitude (excluding traffic offenses);

               (ii)   The Employee's dishonesty or misappropriation of funds;

               (iii) A willful and continued failure of the Employee to substantially perform his duties, or to comply with any of the lawful directives of the Board of Directors of the Company, or to observe any material terms or provisions of this Agreement if such failure is not corrected within twenty (20) days after written notice from the Board to the Employee. Any notice given under this subsection shall specifically state the manner in which the Employee has not substantially performed his duties, complied with lawful directives of the Board of Directors, or observed material terms or provisions of this Agreement, that the notice is given under this subsection, and that failure to correct such breach will result in termination of employment under this Agreement; and/or

               (iv) A willful breach by the Employee of any of the material terms of this Agreement, or of his fiduciary duty to the Company; and/or

               (v) The Employee's unlawful and habitual use or abuse of substances.

     For the purpose of the above definition of Cause, no act, or failure to act, on Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

          (b)  Procedure Upon Termination by Company for Cause.  Notwithstanding
               -----------------------------------------------
the foregoing, termination by the Company for Cause shall not be effective until and unless (i) notice of intention to terminate for Cause has been given by the Company within 90 days after the Company learns of the act, failure or event constituting "Cause" under this Section 7.3 (which is not cured by the Employee within any time period permitted for such cure above), and (ii) the Board of Directors has voted (at a meeting of the Board duly called and held as to which termination of Employee is an agenda item) by a majority vote to terminate Employee for Cause, and (iii) if Employee has commenced arbitration in the manner prescribed in this Agreement within 15 days after receipt of such notice of termination disputing the Company's right under this Agreement to terminate for Cause, the Arbitrator shall thereafter have determined that the

Employee was terminated for Cause. If the Arbitrator rules that the Employee was not terminated for Cause, the Employee shall be treated as having been terminated without cause and the Employee shall be entitled to receive the Severance Benefit pursuant to Section 7.6.

          7.4. Termination by Employee for Good Reason.
               ---------------------------------------

          (a)  Definition of Good Reason.  The Employee shall have the right to
               -------------------------
immediately terminate his employment for Good Reason.  For purposes of this
Section 7.4 "Good Reason" shall be limited to the following (unless the Employee and the Company shall execute a written agreement specifically stating that the occurrence of such event shall not constitute "Good Reason" under this Agreement):

               (i) If the scope of Employee's duties and responsibilities as President, Acting C.E.O. or C.E.O. of the Company are in the aggregate materially reduced.

               (ii) A requirement by the Company or the Board that the Employee be relocated to a Company office more than fifty
                      (50) miles from the current executive offices of the Company, or the Company requiring the Employee to be based anywhere other than the principal executive offices of the Company, other than on travel reasonably required to carry out Employee's obligations under this Agreement.

               (iii) A Change of Control as defined in this Section 7 occurs, unless following a Change of Control the successor organization offers to continue this Agreement for two (2) years following such Change of Control or offers the Employee a two (2) year contract incorporating substantially all of the terms of this Agreement and maintaining, at least, his then current salary, bonus and benefits.

               (iv) A material breach by the Company of any of the terms of this Agreement if the breach is not corrected within twenty (20) days after written notice of such breach is given to the Company. Any notice provided under this subsection shall be in writing and shall specifically describe the Company's alleged material breach, that such notice is given under this subsection, and that failure to correct such breach will result in the Employee's resignation for Good Reason under this Agreement.

          (b)  Procedure Upon Termination by Employee for Good Reason.
               ------------------------------------------------------
Notwithstanding the foregoing, termination by the Employee for Good Reason shall not be effective until and unless (i) notice of intention to terminate for Good Reason has been given by the Employee within 90 days after the Employee learns of the act, failure or event constituting "Good Reason" under this Section 7.4 (which was not cured by the Company within any time period permitted for such cure above), and (ii) if the Company has commenced an arbitration in the manner prescribed below within 15 days after receipt of the Employee's notice of termination, such termination shall be effective as a termination of employment and shall be deemed a termination by Employee for "Good Reason" and Employee shall immediately be eligible to receive the payments and benefits set forth in Section 7.5 (i) and
(iii) in accordance with the conditions established in Section 7.5, unless and until the arbitrator shall have determined that the termination was not for Good Reason. If the Company fails to file a demand for arbitration with the American Arbitration Association and file the requisite fees within fifteen (15) days after receipt of Employee's notice of termination for Good Reason, Employee's termination of employment from the Company shall be deemed to have been a termination by the Employee for Good Reason. If the Company files a demand for arbitration and the arbitrator rules that the Employee's termination was not for Good Reason, then Employee shall, within thirty (30) days of the issuance of such ruling, reimburse the Company for any and all monetary payments made to or on behalf of the Employee by the Company pursuant to Section 7.5(i) and (iii) hereof.

          7.5. Severance.  If this Agreement is terminated (a) by the Employee
               ---------
for Good Reason, pursuant to Section 7.4; or (b) by the Company without cause (other than by reason of the Employee's death or Disability under Section 7.2), the Employee shall be entitled to receive the following severance payments and benefits (the "Severance Benefit") upon his execution of the Severance Agreement and General Release attached hereto as addendum 1:

          (i) two times his annual base salary in effect at the time of the termination of his employment, less applicable withholdings. One half of this amount shall be payable within thirty (30) days of the termination of Employee's employment, and the other half shall be payable eighteen (18) months after the termination of Employee's employment;

          (ii) payment of any prorated Incentive Bonus for the year in which termination occurs, which payments shall be made in accordance with the provisions of Section 1.5 of this Agreement;

          (iii) continuation for the Severance Benefit Period of all health insurance, life insurance and disability insurance fringe benefits (or until such earlier date that substantially equivalent or better benefits are provided by a subsequent employer of the Employee); and, if such benefits cannot be continued for Employee's benefit under the benefit plan provisions because of the termination of Employee's employment with the Company, then Employee will be paid an amount sufficient to enable him to purchase at least equivalent benefits from the same or other insurers. The

                  Severance Benefit Period shall be twenty-four (24) months from the date of termination;

          7.6. Definition of Change of Control.  A "Change of Control" with
               -------------------------------
respect to the Company shall be deemed to have occurred at the time of the earliest to occur of the following:

          (a) Any "person" as such term is used in Sections 13(d) and 14(d) of Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the share owners of the company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

          (b) The share owners of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined in subsection (a) above) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

          (c) The share owners of the Company approve a plan of liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          8.   Survival.  Notwithstanding the termination of this Agreement
               --------
pursuant to Section 7 or otherwise, the Employee's obligations under Sections 3, 4 and 5 hereof shall survive and remain in full force and effect for the periods therein provided, and the provisions for equitable relief against Employee in
Section 6 hereof shall continue in force.  The Company's obligations under section 7.5 hereof also shall remain in full force and effect for the periods therein provided.

          9.   Governing Law.  This Agreement shall be governed by and
               -------------
interpreted under the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of laws thereof.

          10.  Notices.  All notices and other communications required or
               -------
permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand-delivered, mailed by registered or certified mail (three days after deposited), faxed (with confirmation received) or sent by a nationally recognized courier service, as follows (provided that notice of change of address shall be deemed given only when received):

                    If to the Company, to:

                    Board of Directors
                    Zany Brainy, Inc.
                    2520 Renaissance Blvd.
                    King of Prussia, PA  19406

                    With a required copy to:

                    Morgan, Lewis & Bockius LLP
                    1701 Market Street
                    Philadelphia, PA 19103-6993
                    Attention: Stephen M. Goodman, Esquire

                    If to Employee, to:

                    Thomas G. Vellios
                    737 Braeburn Lane
                    Penn Valley, PA 19072


                    With a required copy to:

                    Justin P. Klein, Esquire
                    Ballard Spahr Andrews & Ingersoll, LLP
                    1735 Market Street, 51st Floor
                    Philadelphia, PA 19103

or to such other names and addresses as the Company or the Employee, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

          11.  Contents of Agreement.
               ----------------------

          11.1. This Agreement supersedes all prior employment agreements, including, without limitation, the employment agreement dated June 5 and/or 6, 2000 between the Company and Employee, and sets forth the entire understanding between the parties hereto with respect to the subject matter hereof except that this Agreement may not be changed, modified, extended or terminated except upon written amendment executed by the Employee and by the duly appointed representative of the Board of Directors of the Company.

          11.2. Employee acknowledges that from time to time the Company or its affiliates may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of the Company may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any employee manual or handbook, including the Company's Associate Handbook, as the same may exist from time to time, or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement or to create express or implied obligations of any nature to the Employee or to impose any such obligations on the Employee in conflict with or in any manner inconsistent with the provisions of this Agreement.

          11.3. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by the Employee, and the Company may not transfer or convey its rights hereunder to any third party other than an affiliate of the Company without the prior express written consent of the Employee.

          11.4. The language of this Agreement shall be construed in accordance with its fair meaning and not for or against any party. The parties acknowledge that each party and its counsel have reviewed and had the opportunity to participate in the drafting of this Agreement and, accordingly, that the rule of construction that would resolve ambiguities in favor of non-drafting parties shall not apply to the interpretation of this Agreement or any portion of this Agreement.

          12.  Severability. If any provision of this Agreement or application
               ------------
thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder of this Agreement, and the application of such provision to such person or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

          13.  Arbitration. In the event of any controversy, dispute or claim
               -----------
arising out of or related to this Agreement or the Employee's employment by the Company, the parties shall negotiate in good faith in an attempt to reach a mutually acceptable settlement of such dispute. If negotiations in good faith do not result in a settlement of any such controversy, dispute or claim, it shall be finally resolved by expedited binding arbitration, conducted in Philadelphia, Pennsylvania, in accordance with the National Rules of the American Arbitration Association governing employment disputes. Nothing is this
Section 13 shall be deemed to limit,
compromise or affect the Company's right to seek and/or obtain injunctive and/or other equitable relief from a court of competent jurisdiction pursuant to
Section 6 above.

          14.  Remedies Cumulative; No Waiver.  No remedy conferred upon the
               ------------------------------
Company or the Employee by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. Except as specifically provided in this Agreement, no delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company from time to time and as often as may be deemed expedient or necessary by the Company in its sole discretion.

          15.  Insurance and Indemnity.  The Company shall, to the extent
               -----------------------
permitted by law, indemnify the Employee in connection with his status as set forth herein. The Company shall also provide the Employee with coverage as a named insured under any directors and officers liability insurance policy maintained for the Company's directors and officers, and the Company shall continue to maintain directors and officers liability insurance for the benefit of Employee during the term of this Agreement and for at least three (3) years following the termination of Employee's employment with the Company, provided that such insurance is available commercially. This obligation to provide insurance and indemnify the Employee shall survive expiration or termination of this Agreement with respect to proceedings or threatened proceedings based on acts or omissions of the Employee occurring during the Employee's employment with the Company or with any affiliated company. Such obligations shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Employee's heirs and personal representatives.

          16.  Mutual Non-Disparagement:  During the term of this Agreement and
               ------------------------
thereafter, the Employee agrees: (A) not to participate or engage in any trade or commercial disparagement of the business or operations of the Company and/or any other related entity; and/or (B) not to disparage the professional and/or personal lives of any individual officer, director, or employee of the Company and/or its related entities. During the term of this Agreement and thereafter, the Company agrees: (A) not to participate or engage in any trade or commercial disparagement of the business or operations of the Employee; and/or (B) not to disparage the professional and/or personal life of the Employee.

          17. The Board of Directors will elect Employee to the Board of Directors and will provide Employee all of the benefits, indemnifications, insurance protection and such other rights as are enjoyed by all other employee-directors of the Company. However, Employee agrees to resign from the Board of Directors should he no longer be the Acting C.E.O or the C.E.O of the Company.

          18. The Company represents that is has the power and authority to enter into this Employment Agreement and the Amendment To Incentive Stock Option Grants.

          19.  Miscellaneous.  All section headings are for convenience only.
               -------------
This Agreement may be executed in several counterparts, each of which is an original.

          IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Employment Agreement as of the date(s) written below.

Attest                              ZANY BRAINY, INC.

_________________, Secretary        By: ____________________

Date: ___________                   Date: ____________

Witness:                            EMPLOYEE

_____________________               ________________________
                                    Thomas G. Vellios

Date:  _______________              Date: ____________